UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2009

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2009, AMN Healthcare Services, Inc. (the “Company”) announced the appointment of Bary Bailey as its Chief Financial Officer (“CFO”). Mr. Bailey will start on July 20, 2009 in a transitionary role, and will assume responsibilities as the CFO on August 10, 2009.

Mr. Bailey, age 50, brings nearly 30 years experience in finance, financial consulting and operations in the healthcare, insurance and pharmaceutical industries. Since 2002, Mr. Bailey was the CFO and Executive Vice President (“EVP”) of Valeant Pharmaceuticals International. Prior to joining Valeant, Mr. Bailey was EVP of Strategy and Technology for PacifiCare Health Systems, Inc. In addition, Mr. Bailey served as EVP of Strategic Initiatives and later CFO at Premier, Inc. Mr. Bailey has also held a variety of finance roles at American Medical International (which was purchased by Tenet Healthcare Corporation). He began his career at Arthur Andersen & Company, serving the banking, entertainment, airlines, healthcare and insurance industries. Bary Bailey is a certified public accountant and holds a bachelor of science in finance from California State University, Long Branch.

As CFO, Bary Bailey will receive a base salary of $360,000 annually and a sign-on bonus of $100,000 payable on September 1, 2009 (subject to repayment if Mr. Bailey leaves the Company within 12 months). Mr. Bailey is entitled to an annualized target bonus of 60% of his base salary under the AMN Senior Management Incentive Bonus Plan (the “Plan”) based on the financial performance of the Company during the second half of fiscal 2009. He is entitled to a maximum annualized bonus of up to 120% of his base salary, and will receive no bonus if the minimum thresholds under the Plan are not met.

Mr. Bailey will receive an employment inducement equity grant consisting of 47,929 restricted stock units (with three-year cliff vesting with a potential for accelerated vesting based on the Company’s achievement of a targeted financial performance) and 219,834 stock appreciation rights (with three-year graded vesting) at the fair market value as of July 20, 2009, as defined in the Company’s Equity Plan, each to be granted on July 20, 2009.

Mr. Bailey will be eligible to participate in the Company’s 401(k) Plan and Executive Nonqualified Excess Plan, and is also eligible for standard Company employee benefits coverage, including medical, dental and life insurance. Mr. Bailey will also execute the Company’s standard executive officer severance agreement and indemnification agreements, effective August 10, 2009.

Mr. David Dreyer will remain as the Company’s Chief Financial Officer until August 9, 2009, and act in an advisory capacity until September 30, 2009.

Item 8.01	Other Events

On July 15, 2009, the Company issued a press release relating to the appointment of Bary Bailey as the CFO. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued July 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President & Chief Executive Officer

Date: July 15, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued July 15, 2009.